CYTODYN, INC.
                             a Colorado corporation
                                     CHARTER
                                       OF
                               THE AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS

                                    PURPOSES


     The purpose of the Audit Committee of the Board of Directors of CytoDyn, Inc., a Colorado corporation (the "Company"), shall be to:

o Oversee the accounting and financial reporting processes of the Company and audits of the financial statements of the Company;

o Assist the Board in oversight of (i) the integrity of the Company's financial statements, (ii) the Company's compliance with legal and regulatory requirements, (iii) the independent auditors' qualifications, independence and performance, and (iv) the Company's internal accounting and financial controls;

o Prepare the report of the Audit Committee that the rules of the Securities and Exchange Commission (the "SEC") require be included in the Company's annual proxy statement;

o Provide the Company's Board with the results of its monitoring and recommendations derived therefrom; and

o Provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require the attention of the Board.

       In addition, the Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors may from time to time prescribe.

                                   MEMBERSHIP

      The Audit Committee members will be appointed by, and will serve at the discretion of, the Board of Directors and will consist of at least three members of the Board of Directors. Apart from his or her capacity as a member of the Board of Directors or any Board committee, no Audit Committee member shall be an affiliated person of the Company or any Company subsidiary as required under applicable SEC and NASDAQ rules. Each member of the Audit Committee shall (i) be an independent director, as defined under applicable SEC and NASDAQ rules and
(ii) be able to read and understand fundamental financial statements, in accordance with the requirements set forth in applicable NASDAQ rules. In addition, at least one member must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities in accordance with applicable NASDAQ rules.

                                RESPONSIBILITIES

      The responsibilities of the Audit Committee shall include:

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     1.    Appointing, compensating, retaining and overseeing the work of the independent auditors (including resolving disagreements between management and the independent auditors regarding financial reporting), and evaluating the qualifications, independence and performance of the independent auditors, with respect to the preparation and issuance of an audit report or performing such other audit, review or attestation services for the Company; in this regard, the Audit Committee shall have the sole authority to approve the appointment and dismissal of the independent auditors and all compensation and retention terms with respect to any engagement of the independent auditors for audit and lawfully permitted non-audit services; and the independent auditors shall report directly to the Audit Committee;

     2. Approving in advance the retention of the independent auditors for the performance of all audit and lawfully permitted non-audit services and the fees for such services (provided that pre-approval of non-audit services will not be required in those circumstances where a subsequent approval is permissible under applicable SEC and NASDAQ rules);

     3. Ensuring its receipt from the independent auditors of a formal written statement delineating all relationships between the independent auditors and the Company, consistent with Independence Standards Board Standard 1, as may be modified or supplemented from time to time, and actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors and for taking, or recommending that the Board or Directors take, appropriate action to oversee the independence of the independent auditors;

     4. Reviewing on a periodic basis the adequacy of the Company's system of internal controls, including meeting with the Company's management and the independent auditors to review the adequacy of such internal controls and reviewing management's report on internal control over financial reporting and the independent auditors' attestation and report on management's internal control over financial reporting to be included in the Company's Annual Report on Form 10-K/A prior to its filing with the SEC;

     5. Reviewing on a periodic basis the activities, organizational structure and qualifications of the Company's internal audit function;

     6. Reviewing and providing guidance with respect to the external audit, the performance of the Company's independent auditors and the Company's relationship with its independent auditors by (i) reviewing the independent auditors' proposed audit scope and approach; (ii) discussing with the Company's independent auditors the financial statements and audit findings, including any significant adjustments, management judgments and accounting estimates, significant new accounting policies and disagreements with management and any other matters described in Statement on Auditing Standards ("SAS") No. 61, as may be modified or supplemented from time to time; and (iii) reviewing reports submitted to the Audit Committee by the independent auditors in accordance with the applicable SEC requirements;

     7. Directing the Company's independent auditors to review before filing with the SEC the Company's interim financial statements included in Quarterly Reports on Form 10-Q/A, using professional standards and procedures for conducting such reviews;

     8. Conducting a post-audit review of the financial statements and audit findings, including any significant suggestions for improvements provided to management by the independent auditors;

     9. Reviewing and discussing with management and the independent auditors the annual audited financial statements and quarterly unaudited financial statements, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," prior to filing the Company's Annual Report on Form 10-K/A and Quarterly Reports on Form 10-Q/A, respectively, with the SEC;

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     10.   Reviewing before release the unaudited quarterly operating results in the Company's quarterly earnings release;

     11. Overseeing compliance with the requirements of the SEC for disclosure of independent auditors' services and Audit Committee members and activities;

     12. Reviewing, approving and monitoring the Company's code of conduct and such other codes of business conduct that the Company may adopt from time to time pertaining generally to its directors, officers or employees;

     13. Reviewing, in conjunction with counsel at the discretion of the Audit Committee, any legal matters that could have a significant impact on the Company's financial statements or its compliance with applicable laws;

     14. Providing oversight and review of the Company's risk management policies, including an annual review of the Company's investment policies and performance for cash and short-term investments;

     15. Overseeing and reviewing the Company's policies regarding information technology and management information systems;

     16. As the Audit Committee deems appropriate, engaging and obtaining advice and assistance from outside legal, accounting or other advisors;

     17. As the Audit Committee deems appropriate, instituting special investigations with full access to all books, records, facilities and personnel of the Company;

     18. Reviewing and approving in advance all related party transactions for potential conflicts of interest;

     19. Providing a report in the Company's proxy statement in accordance with SEC rules;

     20. Establishing procedures for receiving, retaining and treating complaints received by the Company regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

     21. Establishing procedures for the hiring of employees and former employees of the independent auditors;

     22. Reviewing and assessing at least annually the Company's investment policy and overseeing the management of the Company's investment portfolio consistent with such policy; and,

     23. Reviewing at least annually its own charter, structure, processes and membership requirements and, as the Audit Committee deems appropriate, recommending any revisions thereto to the Board.

      In addition to the above responsibilities, the Audit Committee will undertake such other duties as the Board of Directors may delegate to it. The Company shall provide appropriate funding, as determined by the Audit Committee, in its capacity as a committee of the Board of Directors, for the Audit Committee to carry out its duties and responsibilities as set forth in this Charter, including but not limited to, funding for payment of compensation to the independent auditors engaged by the Company for the purposes of rendering or issuing an audit report and to any advisors engaged by the Audit Committee under Paragraph 16 above.

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                                    MEETINGS

      The Audit Committee will meet at least four times each year. The Audit Committee may establish its own schedule and shall provide such schedule to the Board of Directors in advance.

      The Audit Committee will meet separately with the Company's chief executive officer and chief financial officer at least annually to review the financial affairs of the Company, including a review of the Company's internal controls. The Audit Committee will meet separately with the independent auditors of the Company at such times as it deems appropriate to review the independent auditors' examination and management report.

                                     MINUTES

      The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

                                     REPORTS

      In addition to preparing the report in the Company's proxy statement in accordance with the rules and regulations of the SEC, the Audit Committee will summarize its examinations and recommendations to the Board of Directors as may be appropriate, consistent with the Audit Committee's Charter.

                                  COMPENSATION

      Members of the Audit Committee shall receive such fees, if any, for their service as Audit Committee members as may be determined by the Board of Directors in its sole discretion. Such fees may include retainers or per meeting fees. Fees may be paid in such form of consideration as is determined by the Board of Directors.

      Members of the Audit Committee may not receive any compensation from the Company except the fees that they receive for service as a member of the Board of Directors or any committee thereof and reasonable expense reimbursements.

                                LIMITS ON DUTIES

      While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditors.

                                 EFFECTIVE DATE

      This Charter of the Audit Committee is effective as of June 1, 2007.